UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 26, 2026

Monroe Federal Bancorp, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-56702	99-3587922
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

24 East Main Street, Tipp City, Ohio		45371
(Address of Principal Executive Offices)		(Zip Code)

(937) 667-8461
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective at the close of business on October 26, 2026, Lewis R. Renollet retired as President and Chief Executive Officer of Monroe Federal Bancorp, Inc. (the “Company”) and its bank subsidiary, Monroe Federal Savings and Loan Association (the “Association”).  On October 26, 2026, the Company and the Association appointed Charles G. Brown III (age 60) to succeed Mr. Renollet as President and Chief Executive Officer.

Mr. Brown has over 40 years of banking experience. Before joining the Company and the Association, he was a Managing Director of Tatonka Capital Corporation.  From November 2022 to June 2024 he served as Chief Executive Officer of Signature Bank of Georgia and from November 2018 until April 2021 he served as President, Chief Executive Officer and Chief Lending Office of Loyal Trust Bank, Atlanta, Georgia. Before then he served for more than a decade at Insignia Bank, Sarasota, Florida, where he served as Chairman, President and Chief Executive Officer. There are no family relationships between Mr. Brown and any director or executive officer of the Company or the Association.  Mr. Brown is not a party to any transaction with the Company or the Association that would require disclosure under Item 404(a) of Securities and Exchange Commission Regulation S-K.

Following retirement, Mr. Renollet will continue to serve as a member of the Boards of Directors of the Company and the Association. He will remain employed by the Company and the Association as Senior Executive Vice President through December 31, 2026, to assist in the transition of his duties and responsibilities.

Mr. Renollet and the Association have entered into an amendment to his employment agreement (the “Amendment”), effective as of October 26, 2026.  The Amendment provides that (1) Mr. Renollet’s title changed to Senior Executive Vice President; (2) Mr. Renollet will automatically retire as of December 31, 2026; and (3) Mr. Renollet’s base salary is $120,000 per year.

In connection with Mr. Brown’s appointment as President and Chief Executive Officer, he and the Association have entered into an employment agreement (the “Employment Agreement”), effective as of October 26, 2026. The Employment Agreement has an initial term through December 31, 2026.  Beginning on January 1, 2027, the term shall continue for a period of two years, and continuing on each January 1 thereafter (each a “renewal date”), the term shall automatically extend for an additional year provided that the extension is approved by the Association’s Board of Directors according to the terms of the Employment Agreement.  However, if the Association or the Company enters into an agreement to effect a transaction that would constitute a “change in control” (as such term is defined in the Employment Agreement), the term will extend automatically for 24 months following the date on which the change in control occurs.

The Employment Agreement provides Mr. Brown with an annual base salary of $215,000. The Association’s Board of Directors may increase, but not decrease, the base salary at any time.  In addition to base salary, Mr. Brown is eligible to participate in the incentive compensation and employee benefit plans made available to senior management employees and will be reimbursed for reasonable business expenses, including moving expenses of up to $25,000 and $50.00 per month for a cell phone.

If Mr. Brown’s employment involuntarily terminates for reasons other than “cause,” disability or death, or if he resigns for “good reason,” in either event other than in connection with a change in control, he will be entitled to a severance payment equal to (i) the base salary and bonus(es) that he would have earned during the then-remaining term of the Employment Agreement; (ii) a lump sum payment equal to the present value of the contributions that would have been made on his behalf under the Association’s defined contribution plans that he would have earned during the then-remaining term of the Employment Agreement; and (iii) continued medical and dental insurance coverage for the remaining unexpired term of the Employment Agreement.  As a condition to receive these payments and benefits, Mr. Brown must execute, and not revoke, a release of claims in favor of the Association, the Company and any of their affiliates.

If Mr. Brown’s employment involuntarily terminates for reasons other than “cause,” disability or death, or if the executive resigns for “good reason,” on or following within 18 months of a “change in control” (as such terms are defined in the Employment Agreement), he is entitled to receive a severance payment, paid in a lump sum, equal to (i) three times the sum of his highest rate of base salary paid at any time under the Employment Agreement, plus (ii) the highest bonus paid to him during the three prior completed fiscal years before the change in control.  In addition, the Association will pay (1) a lump sum cash payment equal to the present value of the contributions that would have been made to Mr. Brown under the Association’s defined contribution plans that he would have earned had be continued working for the Association for 36 months and (2) continued medical and dental insurance coverage for 36 months.

Upon Mr. Brown’s termination of employment (other than following a change in control), he must adhere to one-year non-competition and non-solicitation restrictions set forth in the Employment Agreement.

The foregoing descriptions of the Amendment and the Employment Agreement do not purport to be complete and are qualified in their entirety by the full text of the respective documents, copies of which are filed as Exhibits 10.1 and 10.2 to the Current Report on Form 8-K and are incorporated herein by reference.

 Item 9.01
Financial Statements and Exhibits.

(d)
Exhibits
Exhibit No.	Description

10.1	Amendment Number One to Employment Agreement by and between Monroe Federal Savings and Loan Association and Lewis Renollet, dated as of October 26, 2026

10.2	Employment Agreement by and between Monroe Federal Savings and Loan Association and Charles G. Brown III, effective as of October 26, 2026

104	Cover Page Interactive Data File (Embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONROE FEDERAL BANCORP, INC.

Date: October 27, 2026	By:	/s/ Charles G. Brown III
Charles G. Brown III
President and Chief Executive Officer